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Exhibit 99.1

[Form of Alcide Proxy Card]

PROXY

ALCIDE CORPATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE     , 2004

        The undersigned hereby appoint(s) Joseph A. Sasenick and John Richards, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Alcide Corporation held of record by the undersigned on April 23, 2004 at the Special Meeting of Stockholders of Alcide Corporation to be held at Alcide's offices located at 8561 154th Avenue N.E., Redmond, WA at 10:00 a.m. local time on June     , 2004, or any adjournment(s) or postponement(s) thereof, with authority to vote upon the matter listed on the second page of this Proxy with discretionary authority as to any other matters that may properly come before the meeting.

IMPORTANT — PLEASE DATE AND SIGN ON THE OTHER SIDE

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
THE STOCKHOLDER(S) IN THE SPACE PROVIDED.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL
OF THE PLAN OF MERGER.

The Board of Directors recommends a vote "FOR" approval of the plan of merger.
Your vote "FOR" approval of the plan of merger constitutes your approval of the merger of Alcide Corporation with and into a wholly-owned subsidiary of Ecolab Inc.
1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 11, 2004 AMONG ECOLAB INC., BESSY ACQUISITION INC., A WHOLLY OWNED SUBSIDIARY OF ECOLAB, AND ALCIDE CORPORATION.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. IN THEIR DISCRETION, TO ACT AND VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
The undersigned acknowledges receipt of the combined Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated May , 2004 that accompanies this Proxy.
Signature(s):	Date:

Print Name:

Signature(s):	Date:

Print Name:

        Please sign your name exactly as it appears hereon. Attorneys, trustees, executors and other fiduciaries, and persons signing on behalf of corporations and partnerships should sign their names and give their titles. If shares are held by two or more persons, each person must sign.

[NOTE: SHAREHOLDERS' NAMES NEED TO APPEAR ON THE CARD]

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  Exhibit 99.1